Exhibit 99.1

NEWS RELEASE

Investors: Jason Korstange (952) 745-2755	Media: Mark Goldman (952) 475-7050

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

TCF National Bank Announces Realignment of Retail Banking Resources to
Support Strategic Growth Initiatives

•                 TCF to consolidate 37 branches in the greater Chicago area and its downtown Minneapolis branch located at 801 Marquette Ave. into other nearby locations

•                 Bank to add 52 new ATM machines at Chicago Transit Authority ‘L’ stations

WAYZATA, Minn. –  Dec. 11, 2013 – TCF National Bank (“TCF Bank”), the principal subsidiary of TCF Financial Corporation (“TCF”) (NYSE: TCB), today announced a realignment of retail banking resources to support its strategic growth initiatives, including the consolidation of 37 branch locations located inside Jewel-Osco stores in the Chicago area as well as its branch located at 801 Marquette Ave. in downtown Minneapolis. These branches will be fully transitioned by the end of March 2014. These changes follow a comprehensive review of TCF’s branch portfolio to determine how best to deploy its resources while supporting further investments in its online and mobile banking platforms, new products and services, and expanded ATM locations. These changes will result in TCF incurring a one-time pre-tax charge to earnings of approximately $7.6 million in the Corporation’s fiscal 2013 fourth quarter earnings.

“TCF continues to focus on enhancing the banking experience for our customers by delivering products and services that meet the needs of their everyday life,” said Thomas F. Jasper, Vice Chairman, Funding, Operations and Finance for TCF Bank. “As we make investments in these areas, we are deploying resources in places that benefit all of TCF’s customers. We determined our customer base at these branches could be served by other nearby TCF locations, enabling us to redirect resources to fund our growth initiatives. We are working aggressively to minimize the impact of these changes on our customers and we expect to retain many of the employees impacted by the consolidations after March 2014.”

TCF will continue be the primary banking partner for Jewel-Osco, maintaining 118 branch locations in other grocery stores throughout the Chicago area. TCF supports Jewel’s growth strategy and will continue to partner on ways that benefit our mutual customers.

“Our partnership has enabled both TCF and Jewel to grow in the Chicago market over the past 16 years, delivering convenient services that make the Jewel-Osco stores a primary destination for consumers,” added Jasper. “As we prepare to introduce new and expanded product offerings in the coming months, we look forward to creating new motivations for consumers to visit TCF branches inside one of the 118 Jewel-Osco stores.”

As an example of TCF’s broader commitment to enhancing the customer experience, TCF also announced the expansion of its ATM network in the Chicago area with the addition of 52 new machines that will be located at Chicago Transit Authority ‘L’ train stations throughout the city. Following these additions, TCF will have approximately 156 branch locations and more than 270 ATMs throughout the Chicago area. Adding additional ATM machines in locations that are convenient for TCF’s customers reinforces the bank’s commitment to tailoring its banking offerings to fit their lifestyle and schedule.

About TCF Financial Corporation
TCF is a Wayzata, Minnesota-based national bank holding company with $18.4 billion in total assets at September 30, 2013. The company has nearly 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in 40 states. For more information about TCF, please visit http://ir.tcfbank.com.

Safe Harbor for Forward-Looking Information
This press release may contain projections and other “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with future results, plans or performance. We caution you that such statements are predictions and that actual events or results may differ materially. TCF’s expected financial results or other plans are subject to a number of risks and uncertainties. Please see the forward-looking statement disclosure contained in TCF’s 2013 third quarter Form 10-Q for more information about risks and uncertainties. Forward-looking statements speak only as of the date made and TCF undertakes no duty to update the information.

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